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Exhibit (a)(3)

NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF COMMON STOCK

OF

NORTH COAST ENERGY, INC.

TO

NCE ACQUISITION, INC.,
A WHOLLY OWNED SUBSIDIARY OF
EXCO RESOURCES, INC.

AT
$10.75 NET PER SHARE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON FRIDAY, JANUARY 23, 2004, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $0.01 per share ("Shares"), of North Coast Energy, Inc., a Delaware corporation, are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "Section 1. Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By First Class Mail, by Overnight Courier or by Hand:
American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038

By Facsimile Transmission
for Eligible Institutions only:
(718) 234-5001

Confirm by Telephone:
(718) 921-8200
(877) 248-6417

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        Certificates representing Shares must be received by the Depositary within three trading days after the date of the execution of this Notice of Guaranteed Delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period set forth above. The failure to do so could result in a financial loss to such Eligible Institution.

LADIES AND GENTLEMEN:

        The undersigned hereby tenders to NCE Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of EXCO Resources, Inc., a Texas corporation, which, in turn, is a wholly owned subsidiary of EXCO Holdings Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 5, 2003 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

        If the Offer is terminated, the Shares tendered pursuant to the Offer will be returned to the tendering holders promptly (or, in the case of tendered by book-entry transfer, the book-entry transferred Shares will be credited to the account maintained at the Book-Entry Transfer Facility (as defined in "Section 2. Acceptance for Payment and Payment for Shares" of the Offer to Purchase and pursuant to the procedures set forth in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase) from which the book-entry tendered Shares were delivered).

        The undersigned understand(s) that payment by American Stock Transfer & Trust Company, in its capacity as Depositary for the Shares tendered for payment and accepted for payment pursuant to the Offer, will be made only after timely receipt by the Depositary of (1) Share Certificates evidencing Shares validly tendered and not properly withdrawn prior to the expiration of the Offer and a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with respect to the Shares with any required signature guarantees and any other documents required by the Letter of Transmittal or (2) a book-entry confirmation of the transfer of the undersigned's Shares into the Depositary's account at the Book-Entry Transfer Facility and a properly transmitted Agent's Message (as defined in "Section 2. Acceptance for Payment and Payment for Shares" of the Offer to Purchase).

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery will not be affected by, and will survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery will be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representative, successors and assigns of the undersigned.

Number of Shares:

Certificate Nos. (If Available):

☐ Check this box if Shares will be delivered by book-entry transfer.
Name of Eligible Institution:

Account No.:

Names(s) of Record Holders:

Street Address:

City, State and Zip Code:

Signature(s) of Holder(s):

Dated:                         , 200

        This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as name(s) appear(s) on certificates for the Shares or, if tendered by a participant in the Depository Trust Company, exactly as the participant's name appears on the security position listing as the owner of the Shares, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with the Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such persons must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s) of Holders:

Capacity:

Street Address:

City, State and Zip Code:

NOTE: DO NOT SEND CERTIFICATES WITH THIS FORM. CERTIFICATES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to delivery to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three Nasdaq National Market trading days after the date hereof.

Name of Firm	Title
Authorized Signature	Address
Name (Please type or print)	Area Code and Telephone Number
Dated: , 200

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
LETTER OF TRANSMITTAL.

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Exhibit (a)(3)
NOTICE OF GUARANTEED DELIVERY FOR TENDER OF SHARES OF COMMON STOCK OF NORTH COAST ENERGY, INC. TO NCE ACQUISITION, INC., A WHOLLY OWNED SUBSIDIARY OF EXCO RESOURCES, INC. AT $10.75 NET PER SHARE
(NOT TO BE USED FOR SIGNATURE GUARANTEES)
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)